EXHIBIT 1.1

                                _________ SHARES

                                  HOMEUSA, INC.

                                  Common Stock


                             UNDERWRITING AGREEMENT


                                                                __________, 1997


ALEX. BROWN & SONS INCORPORATED
BEAR, STEARNS & CO. INC.
MONTGOMERY SECURITIES
SANDERS MORRIS MUNDY INC.
As Representatives of the
      Several Underwriters
c/o  Alex. Brown & Sons Incorporated
One South Street
Baltimore, Maryland 21202

Gentlemen:

      HomeUSA, Inc., a Delaware corporation (the "Company"), proposes to sell to the several underwriters (the "Underwriters") named in Schedule I hereto for whom you are acting as representatives (the "Representatives") an aggregate of _________ shares of the Company's Common Stock, par value $.01 per share (the "Firm Shares"). The respective amounts of the Firm Shares to be so purchased by each of the Underwriters are set forth opposite their names in Schedule I hereto. The Company also proposes to sell at the Underwriters' option an aggregate of up to _______ additional shares of the Company's Common Stock (the "Option Shares") as set forth below.

      As the Representatives, you have advised the Company that you are authorized to enter into this Agreement, and that you are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite your respective names in Schedule I, plus your pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

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      Simultaneously with closing on the Firm Shares by the Underwriters, the
Company will cause each of the Founding Companies (as hereinafter defined) to be merged with a subsidiary of the Company (collectively, the "Founding Company Mergers"), the consideration for which will be a combination of cash and shares of the Company's Common Stock as described in the Registration Statement (as hereinafter defined).

      In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

      1.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company represents and warrants to each of the Underwriters as follows:

            (a) A registration statement on Form S-1 (Reg. No. 333-_____) with respect to the Shares has been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act, herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means (a) the form of prospectus first filed with the Commission pursuant to Rule 424(b), or (b) the last preliminary prospectus included in the Registration Statement filed prior to the time it becomes effective or filed pursuant to Rule 424(a) under the Act that is delivered by the Company to the Underwriters for delivery to purchasers of the Shares, together with the term sheet or abbreviated term sheet filed with the Commission pursuant to Rule 424(b)(7) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus."

            (b) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. Each of McDonald Homes, Inc., Patrick Home Center, Universal Housing, Inc., First American Homes, AAA Homes, Cooper Homes, Home Folks Housing Center, Mobile World, Inc. and Wilmax Capital (collectively the

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      "Founding Companies") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. As of the date hereof, the Company has no subsidiaries except those listed in Item 16 to the Registration Statement. The Company and each of the Founding Companies are duly qualified to transact business in all jurisdictions in which the conduct of their respective businesses requires such qualification, except where the failure to so qualify would not have a materially adverse effect on the business and operations of the Company and the Founding Companies taken as a whole. The outstanding shares of capital stock of each of the Founding Companies have been duly authorized and validly issued, are fully paid and non-assessable. As of the Closing Date (as hereinafter defined), after giving effect to the Founding Company Mergers, all of the outstanding shares of capital stock of each of the Founding Companies will be owned by the Company free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in any of the Founding Companies will be outstanding.

            (c) The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock. Upon completion of the Founding Company Mergers in the manner described in the Registration Statement, the shares of Common Stock of the Company to be issued in such mergers will be duly authorized, validly issued and fully paid and non-assessable.

            (d) The information set forth under the caption "Capitalization" in the Prospectus is true and correct. All of the Shares conform to the description thereof contained in the Registration Statement. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company's incorporation.

            (e) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendment thereto do not

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      contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any supplements thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof.

            (f) All of the financial statements of the Company and the separate financial statements of the Founding Companies, in each case together with related notes and schedules, as set forth in the Registration Statement, present fairly in all material respects the financial position and the results of operations and cash flows of the Company and of each of the Founding Companies, respectively, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary historical and pro forma financial and statistical data included in the Registration Statement present fairly the information shown therein and such data have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company and the Founding Companies, as applicable. The pro forma combined financial statements of the Company and the Founding Companies (including the supplemental pro forma information shown therein), together with the related notes, as set forth in the Registration Statement, present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the pro forma bases described therein, and in the opinon of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

            (g) Arthur Andersen LLP and Coopers & Lybrand L.L.P., who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

            (h) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Founding Companies

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      before any court or administrative agency or otherwise, which if determined adversely to the Company or such Founding Company is reasonably likely to result in any material adverse change in the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Founding Companies, taken as a whole, or to prevent the consummation of the transactions contemplated hereby except as set forth in the Registration Statement.

            (i) Each of the Company and the Founding Companies has good and marketable title to all of its properties and assets reflected in its financial statements (or as described in the Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount. Each of the Company and the Founding Companies occupies its leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement.

            (j) Each of the Company and the Founding Companies has filed all Federal, state, local and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by it or any of them to the extent that such taxes have become due and are not being contested in good faith. All tax liabilities have been adequately provided for in the financial statements of the Company and the Founding Companies, as applicable.

            (k) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company and the Founding Companies, taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Founding Companies, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented. Neither the Company nor any of the Founding Companies has any material contingent obligations which are not disclosed in the Company's or such Founding Company's financial statements, as applicable, included in the Registration Statement.

            (l) Neither the Company nor any of the Founding Companies is, or with the giving of notice or lapse of time or both, will be, in violation of or in default under its Charter or By-Laws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is

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      bound and which default is of material significance in respect of the condition (financial or otherwise) of the Company and the Founding Companies, taken as a whole, or the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Founding Companies, taken as a whole. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a material breach of any of the terms or provisions of, or constitute a material default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Founding Companies is a party, or of the Charter or By-Laws of the Company or any of the Founding Companies or any order, rule or regulation applicable to the Company or any of the Founding Companies of any court or, assuming compliance with all applicable state securities or blue sky laws, of any regulatory body or administrative agency or other governmental body having jurisdiction.

            (m) Each material approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

            (n) The Company and each of the Founding Companies hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses; and neither the Company nor any of the Founding Companies has infringed any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Company or such Founding Company. The Company knows of no material infringement by others of patents, patent rights, trade names, trademarks or copyrights owned by or licensed to the Company or any of the Founding Companies.

            (o) Neither the Company, nor to the Company's best knowledge, any of its affiliates or any of the Founding Companies or any of their affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

            (p) Neither the Company nor any of the Founding Companies is an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

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            (q) The Company and each of the Founding Companies maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (r) The Company and each of the Founding Companies carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries.

            (s) The Company and each of the Founding Companies are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of the Founding Companies would have any liability; neither the Company nor any of the Founding Companies has incurred nor expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan," or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any of the Founding Companies would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.


      2. PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.

            (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $____ per share, the number of Firm Shares set forth opposite the name of each Underwriter in
      Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

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            (b) Payment for the Firm Shares to be sold hereunder is to be made in New York Clearing House funds via wire transfer to the designated account of the Company against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made at the offices of Alex. Brown & Sons Incorporated, One South Street, Baltimore, Maryland, at 10:00 A.M., Baltimore time, on the third business day after the date of this Agreement or at such other time and date not later than third business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.) The certificates for the Firm Shares will be delivered in such denominations and in such registrations as the Underwriters request in writing not later than the third full business day prior to the Closing Date, and will be made available for inspection by the Underwriters at least one business day prior to the Closing Date.

            (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part but only once and at any time upon written notice given within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Underwriters but shall not be earlier than three nor later than ten full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to _________, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in New York Clearing House funds via wire transfer to the designated account of the Company against delivery of certificates

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      therefor at the offices of Alex. Brown & Sons Incorporated, One South
      Street, Baltimore, Maryland.

      3. OFFERING BY THE UNDERWRITERS.

      It is understood that the Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so following execution of this Agreement. The Firm Shares are to be initially offered to the public at the public offering price set forth on the cover of the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. It is further understood that you will act in accordance with a Master Agreement Among Underwriters. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

      4. COVENANTS OF THE COMPANY.

      The Company covenants and agrees with the Underwriters that:

            (a) The Company will (A) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, and (B) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

            (b) The Company will advise the Representatives promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission,
      (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

            (c) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the

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      Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

            (d) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, three signed, xeroxed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including any documents incorporated by reference therein, and of all amendments thereto, as the Representatives may reasonably request.

            (e) The Company will comply with the Act and the Rules and Regulations and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

            (f) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months

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      beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

            (g) The Company will, for a period of five years from the Closing Date, deliver to the Underwriters copies of annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act. The Company will deliver to the Representatives similar reports with respect to significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements.

            (h) No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 180 days after the date of the Prospectus, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of Alex. Brown & Sons Incorporated, except that the Company may, without such consent, issue shares (i) upon exercise of options granted under its stock option plans, (ii) upon exercise of warrants outstanding on the date of this Agreement, (iii) in connection with acquisitions of businesses, (iv) in connection with conversion of shares of Restricted Common Stock to Common Stock or (v) pursuant to employee benefit or compensation plans existing on the date hereof.

            (i) The Company will use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange.

            (j) The Company has caused each executive officer and director of the Company to furnish to you, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to the Underwriters, pursuant to which each such person has agreed not to offer, sell, sell short or otherwise dispose of any shares of Common Stock of the Company owned by such person (or as to which such person has the right to direct the disposition of) or request the registration for the offer or sale of any of the foregoing for a period of 180 days after the date of the Prospectus, directly or indirectly, except with the prior written consent of Alex. Brown & Sons Incorporated ("Lockup Agreements").

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            (k) The Company will: (i) use its best efforts to satisfy all conditions to the consummation of the Founding Company Mergers as set forth in the agreements with respect thereto, (ii) use its best efforts to cause each other party to such agreements to satisfy all conditions to the consummation of the Founding Company Mergers, and (iii) promptly notify the Underwriters of the occurence of any event which may result in the non-consummation of any of the Founding Company Mergers on the Closing Date.

            (l) The Company shall apply the net proceeds of its sale of the Shares as set forth in the Prospectus and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

            (m) The Company shall not invest, or otherwise use, the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Founding Companies to register as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act").

            (n) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

            (o) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

      5.    COSTS AND EXPENSES.

      The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement and in connection with the Founding Company Mergers, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement; the filing fees of the Commission; the filing fees and expenses (including disbursements but excluding legal fees of counsel to the Underwriters) incident to securing any required review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Shares; and the Listing Fee of The New York Stock Exchange. The Company shall not, however, be required to pay for any of the Underwriters' expenses (other than those related to qualification under NASD regulations) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Underwriters pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Company shall reimburse the Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

      6. CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

      The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of their covenants and obligations hereunder and to the following additional conditions:

            (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Underwriters and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date or the Option Closing Date, as the case may be, which would prevent the issuance of the Shares.

            (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Bracewell & Patterson L.L.P., counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

                  (i) The Company has been duly incorporated and is validly
            existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; each of the Founding Companies has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own or lease its properties and conduct its business; the Company and each of the Founding Companies are duly qualified to transact business in each of the jurisdictions set forth on a schedule to such opinion; and, upon consummation of the Founding Company Mergers, the outstanding shares of capital stock of each of the Founding Companies will have been duly authorized and validly issued and will be fully paid and non-assessable and will be owned by the Company; and, to the best of such counsel's knowledge, the outstanding shares of capital stock of each of the Founding Companies will be owned by the Company, free and clear of all liens, encumbrances and equities and claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock of or other ownership interests in any of the Founding Companies will be outstanding.

                  (ii) The Company has authorized capital stock as set forth under the caption "Capitalization" in the Prospectus; the authorized shares of the Company's Preferred Stock and Common Stock have been duly authorized; the outstanding shares of the Company's Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; all of the Shares conform to the description thereof contained in the Prospectus; the certificates for the Shares, assuming they are in the form filed with the Commission, are in due and proper form; the Firm Shares and Option Shares, if any, to be sold by the Company pursuant to this Agreement and the shares of Common Stock of the Company to be issued in connection with the Founding Company Mergers have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and no preemptive rights of stockholders exist under statute or under agreements known to such counsel with respect to any of the Shares or the shares to be issued in the Founding Company Mergers or the issue or sale thereof.

                  (iii) Except as described in or contemplated by the
            Prospectus, to the knowledge of such counsel, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus, to the knowledge of such counsel, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any shares of Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

                  (iv) The Registration Statement has become effective under the
            Act and, to the best of the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

                  (v) The Registration Statement, the Prospectus and each
            amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements, notes thereto and related schedules and other financial and statistical information included therein or any information furnished by the Underwriters for use therein).

                  (vi) The statements under the captions "Business Regulation,"
            "Business Legal Proceedings," "Management Executive Compensation; Employment Agreements; Covenants-not-to-Compete," "Management Long-Term Incentive Compensation Plan," "Certain Transactions," "Description of Capital Stock" and "Shares Eligible for Future Sale" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly present in all material respects the information called for with respect to such documents and matters.

                  (vii) Each of the Agreements and Plan or Reorganization with respect to the Founding Company Mergers (which have been filed with the Commission as exhibits to the Registration Statement) have been duly authorized, executed and delivered by the Company and constitutes the valid binding obligation of the Company; the Certificates or Articles of Merger referred to in such Agreements and Plans of Reorganization, assuming the due filing thereof with the appropriate regulatory authorities, will cause the statutory merger of each of the Founding Companies with the respective subsidiaries of the Company that are parties thereto.

                  (viii) Such counsel does not know of any contracts or
            documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required, and the descriptions of such contracts and documents required to be described in the Registration Statement or the Prospectus are correct in all material respects.

                  (ix) Such counsel knows of no material legal or governmental proceedings pending or threatened against the Company or any of the Founding Companies except as set forth in the Prospectus.

                  (x) The execution and delivery of this Agreement and the
            consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Charter or By-Laws of the Company, or, in any respect material to the Company and the Founding Companies, taken as a whole, any agreement or instrument known to such counsel to which the Company or any of the Founding Companies is a party or by which the Company or any of the Founding Companies may be bound.

                  (xi) This Agreement has been duly authorized, executed and delivered by the Company.

                  (xii) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the NASD or as required by State securities and Blue Sky laws as to which such counsel need express no opinion), except such as have been obtained or made, specifying the same.

                  (xiii) The Company is not, and will not become, as a result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the 1940 Act.

            In rendering such opinion, Bracewell & Patterson L.L.P. may provide that its opinion is limited to matters governed by the laws of Texas and the General Corporation law of the State of Delaware, and the Federal securities laws of the United States and may rely on counsel to one or more of the Founding Companies with respect to matters related to the Founding Companies, provided that, in lieu of such reliance, Bracewell & Patterson L.L.P. may provide separate opinions of such counsel so long as such opinions are addressed to the Underwriters, and further provided that, in each case, Bracewell & Patterson L.L.P. shall state that they believe that they and the Underwriters are justified in relying on such other counsel. In addition to the matters set forth above, the opinion of Bracewell & Patterson L.L.P. shall also include a statement of belief to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, at the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules or other financial and statistical information therein). With respect to such statement of belief, Bracewell & Patterson L.L.P. may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

            (c) The Representatives shall have received from Piper & Marbury L.L.P., counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect specified in subparagraphs (ii), (iii), (iv), and (xi) of Paragraph (b) of this Section 6, and that the Company is a duly organized and validly existing corporation under the laws of the State of Delaware. In rendering such opinion, Piper & Marbury L.L.P. may rely as to the matters relating to the laws of the States other than Maryland and Delaware on the opinions of counsel referred to in Paragraph (b) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, or any amendment thereto, as of the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact, necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein). With respect to such statement, Piper & Marbury L.L.P. may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

            (d) The Representatives shall have received at or prior to the Closing Date from Piper & Marbury L.L.P. a memorandum or summary, in form and substance satisfactory to the Underwriters, with respect to the qualification for offering and sale by the Underwriters of the Shares under the State securities or Blue Sky laws of such jurisdictions as the Underwriters may reasonably have designated to the Company.

            (e) The Underwriters shall have received, on the date hereof, the Closing Date and the Option Closing Date, as the case may be, letters dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, of Arthur Andersen LLP and Coopers & Lybrand L.L.P. confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that, in their opinion, the financial statements and schedules of the Company and the Founding Companies examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to such financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

            (f) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the Company and signed by the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be:

                  (i) The Registration Statement has become effective under the
            Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission;

                  (ii) The representations and warranties of the Company
            contained in Section 1 hereof are true and correct in all material respects as of the Closing Date or the Option Closing Date, as the case may be;

                  (iii) All filings required to have been made pursuant to Rules
            424 or 430A under the Act have been made;

                  (iv) As of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct in all material respects, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

                  (v) Since the respective dates as of which information is
            given in the Registration Statement and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company or any of the Founding Companies or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company or any of the Founding Companies, whether or not arising in the ordinary course of business, except as set forth in, or contemplated by, the Prospectus or as described in such certificate.

            (g) The Company shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

            (h) The Firm Shares and Option Shares, if any, shall have been approved for designation upon notice of issuance on the New York Stock Exchange.

            (i) The Lockup Agreements described in Section 4(j) shall be in full force and effect.

            (j) Each of the Founding Company Mergers shall have been completed upon the terms set forth in the Prospectus simultaneously with the closing of the purchase of the Firm Shares by the Underwriters.

      The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Piper & Marbury L.L.P., counsel for the Underwriters, in their reasonable judgment.

      If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Underwriters by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

      In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

      7. CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

      The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that: (a) at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened, and (b) each of the Founding Company Mergers shall have been completed upon the terms set forth in the Prospectus simultaneously with the closing of the purchase of the Firm Shares by the Underwriters.

      8.    INDEMNIFICATION.

            (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person upon demand for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

            (b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

            (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

            (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under
      Section 8(a) or (b) above (other than by reason of the exceptions provided in such paragraphs) in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements, omissions or breaches of representations and warranties which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this
      Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

            (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this
      Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

            (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this
      Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

      9.    DEFAULT BY UNDERWRITERS.

      If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for any portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), the non-defaulting Underwriters, shall use their reasonable efforts to procure within 36 hours thereafter one or more other underwriters to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter failed to purchase. If during such 36 hours the non-defaulting Underwriters shall not have procured such other underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the non-defaulting Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company or the non-defaulting Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as the non-defaulting Underwriters may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

      10.   NOTICES.

      All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Alex. Brown & Sons Incorporated, One Street, Baltimore, Maryland 21202, Attention: Jay S. Eastman, Managing Director, with a copy to Alex. Brown & Sons Incorporated, One South Street, Baltimore, Maryland 21202 Attention: General Counsel; and if to the Company; to HomeUSA, Inc., 4801 Woodway Drive, Suite 300E, Houston, Texas 77056,
Attention: Cary Vollintine, Chief Executive Officer, with copies to Bracewell & Patterson

L.L.P., South Tower Pennzoil Place, 711 Louisiana Street, Suite 2900, Houston, Texas 77002-2718, Attention: William D. Gutermuth, Esq.

      11.   TERMINATION.

      This Agreement may be terminated by you by notice to the Company as follows:

      (a) at any time prior to the earlier of (i) the time the Shares are released by you for sale by notice to the Underwriters, or (ii) 11:30 a.m. on the date of this Agreement;

      (b) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and the Founding Companies taken as a whole or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Founding Companies taken as a whole, whether or not arising in the ordinary course of business,
      (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable to market the Shares or to enforce contracts for the sale of the Shares, (iii) suspension of trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq Stock Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities thereon, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company,
      (v) declaration of a banking moratorium by United States or New York State authorities, (vi) the suspension of trading of the Company's Common Stock by the Commission on the New York Stock Exchange, or (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

            (c)   as provided in Sections 6 and 9 of this Agreement.

      12.   SUCCESSORS.

      This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

      13.   INFORMATION PROVIDED BY UNDERWRITERS.

      The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), legends required by Item 502(d) of Regulation S-K under the Act and the information under the caption "Underwriting" in the Prospectus.

      14.   MISCELLANEOUS.

      The reimbursement, indemnity and contribution agreements contained in this Agreement and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement.

      This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

      If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the Underwriters in accordance with its terms.

                                Very truly yours,

                                HOMEUSA, INC.

                                By: __________________________________
                                    Cary Vollintine,
                                    Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

ALEX. BROWN & SONS INCORPORATED
BEAR, STEARNS & CO. INC.
MONTGOMERY SECURITIES
SANDERS MORRIS MUNDY INC.


By:  Alex. Brown & Sons Incorporated


By  _____________________________
      Authorized Officer

                                   SCHEDULE I

                            SCHEDULE OF UNDERWRITERS

                                                       Number of Firm Shares
               Underwriter                                to be Purchased
               -----------                                ---------------

Alex. Brown & Sons Incorporated
Bear, Stearns & Co. Inc.
Montgomery Securities
Sanders Morris Mundy Inc.

           Total...........................................